UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2023

DYNATRACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39010	47-2386428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116
Waltham,	Massachusetts	02451
(Address of principal executive offices)		(Zip Code)
(781) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2023, Stephen Pace notified Dynatrace, Inc. (the “Company”) of his intention to retire as Chief Revenue Officer of the Company, and Mr. Pace and the Company entered into a Transition Agreement (the “Transition Agreement”). The terms of the Transition Agreement include: (i) Mr. Pace will continue to serve as the Company’s Chief Revenue Officer through the effective date of the commencement of employment of the Company’s new Chief Revenue Officer, which is expected to be July 5, 2023 (the “Transition Date”); (ii) from the Transition Date through October 4, 2023 or his earlier termination (the “Retirement Date”), Mr. Pace will continue employment with the Company and serve in such capacity and provide such transition assistance as the Company’s Chief Executive Officer or new Chief Revenue Officer may reasonably request; and (iii) until the Retirement Date, Mr. Pace will be paid his current base salary, remain entitled to participate in the Company’s employee benefit plans, continue to vest in his outstanding equity awards, continue to be entitled to indemnification and continue to be a covered person under any applicable insurance policy. The Transition Agreement includes a non-competition provision until October 4, 2024 and other standard provisions contained in agreements of this nature, including non-disparagement and cooperation and the requirement that Mr. Pace executes and does not revoke a release of claims against the Company and is not terminated by the Company for Cause (as defined in the Transition Agreement). The foregoing summary does not purport to be complete and is qualified in its entirety by the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 5, 2023, the Company issued a press release announcing the appointment of Daniel Zugelder as its new Chief Revenue Officer, effective on July 5, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information set forth in this Item 7.01 and in the press release attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement, dated June 5, 2023, among Dynatrace LLC, Dynatrace, Inc. and Stephen Pace
99.1	Press Release issued by Dynatrace, Inc. dated June 5, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023	DYNATRACE, INC.

	By:	/s/ Nicole Fitzpatrick
Name: Nicole Fitzpatrick
Title: Senior Vice President, General Counsel & Secretary